Exhibit 99.1

CNB Financial Corporation Announces Closing of $50 million of

Fixed-to-Floating Rate Subordinated Notes

October 4, 2016

CLEARFIELD, PA – CNB Financial Corporation (NASDAQ: CCNE) (the “Corporation”) today announced that it has completed a private placement of $50 million in aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”) to certain qualified investors.

Unless earlier redeemed, the Notes mature on October 15, 2026. The Notes will initially bear interest at a fixed rate of 5.75% per annum, payable semi-annually in arrears, to, but excluding, October 15, 2021, and thereafter to, but excluding, the maturity date or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 455 basis points. The Corporation may redeem the subordinated notes, in whole or in part, beginning with the interest payment date on October 15, 2021, and on any interest payment date thereafter, subject to the approval of the Federal Reserve. The Corporation may also redeem the subordinated notes, in whole or in part, at any time upon the occurrence of certain regulatory capital events, subject in each case to the approval of the Federal Reserve.

The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines and were given an investment grade rating of BBB- by Kroll Bond Rating Agency. The Corporation intends to use the net proceeds of the offering for general corporate purposes, including loan growth, additional liquidity and working capital.

“We are pleased to have taken advantage of the favorable interest rate environment to add low cost regulatory capital which will support continued growth within our banking footprint,” stated Joseph B. Bower, Jr., President and CEO of CNB. “Our FCBank presence in the greater Columbus area continues to do very well; we are also excited about the opportunities in Mentor and the greater Cleveland market that our recently closed acquisition of Lake National Bank provides; and, we are optimistic about our recent entry into the Buffalo market. Consumers and small and mid-sized businesses are attracted to our business model, and we look forward to continuing to support and grow both our new and legacy markets.”

Griffin Financial Group served as the exclusive placement agent for the private offering. Hogan Lovells US LLP served as legal counsel for the Corporation.

The Notes sold in the offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and will not constitute an offer or solicitation in any jurisdiction in which such offering would be unlawful.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with total consolidated assets of approximately $2.5 billion that conducts business primarily through CNB Bank, the principal subsidiary of CNB Financial Corporation. CNB Bank is a full-service bank engaging in a range of financial activities and services for individual, business, governmental and institutional customers. Additionally, CNB Bank operations include Private Client Solutions and 40 full-service banking offices in Pennsylvania and Ohio, including ERIEBANK, a division of CNB Bank, and FCBank, a division of CNB Bank. More information about CNB Financial Corporation and CNB Bank may be found online at www. cnbbank.bank

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect CNB Financial Corporation’s current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from historical results and those expressed in any forward-looking statement. In addition to factors previously disclosed in CNB Financial Corporation’s reports filed with the SEC, some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which CNB Financial Corporation conducts or will conduct its business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.